Exhibit 99.1

PRESS RELEASE
Investor Relations:	Media:

New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500

Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS

2010 THIRD-QUARTER RESULTS; INCREASES 2010 EPS GUIDANCE

Key Financial Highlights

•	Increases and narrows 2010 reported diluted earnings per share forecast to a range of $3.90 to $3.95, up by approximately 20% to 22% compared to $3.24 in 2009

•	Increased its regular quarterly dividend during the quarter by 10.3% to an annualized rate of $2.56 per common share

•	Announces acceleration of an additional $1.0 billion in share repurchases in 2010 to an approximate total of $5 billion, reflecting strong cash flow generation

2010 Third-Quarter

•	Reported net revenues, excluding excise taxes, up by 0.4%, or by 2.5% excluding currency

•	Reported operating companies income essentially flat, or down by 0.8% excluding currency

•	Adjusted operating companies income, which reflects the items detailed in the attached Schedule 11, up by 0.5%, or down by 0.2% excluding currency

•	Reported diluted earnings per share of $0.99, up by 6.5%, or by 4.3% excluding currency

•	Adjusted diluted earnings per share of $1.00, up by 7.5%, or by 5.4% excluding currency

•	Free cash flow up by 33.6% to $2.3 billion, or by 47.4% excluding currency

•	Repurchased 20.7 million shares of its common stock for $1.1 billion

2010 September Year-to-Date

•	Reported net revenues, excluding excise taxes, up by 10.1%, or by 6.1% excluding currency

•	Reported operating companies income up by 11.4%, or by 7.2% excluding currency

•	Adjusted operating companies income, which reflects the items detailed in the attached Schedule 15, up by 9.7%, or by 5.6% excluding currency

•	Reported diluted earnings per share of $2.96, up by 21.3%, or by 16.8% excluding currency

•	Adjusted diluted earnings per share of $2.90, up by 16.9%, or by 12.5% excluding currency

•	Free cash flow up by 24.2% to $7.4 billion, or by 24.3% excluding currency

NEW YORK, October 21, 2010 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced reported diluted earnings per share of $0.99 in the third quarter of 2010, up by 6.5% from $0.93 in the third quarter of 2009. Excluding currency, reported diluted earnings per share were up by 4.3% as detailed on Schedule 13. Adjusted diluted earnings per share of $1.00 were up by 7.5% from 2009 adjusted diluted earnings per share of $0.93, including the items detailed on the attached Schedule 12. Excluding currency, adjusted diluted earnings per share were up 5.4%. Free cash flow, defined as net cash provided by operating activities less capital expenditures, increased by 33.6% to $2.3 billion, as detailed on Schedule 19.

“As anticipated, our third quarter results suffered from various timing issues affecting several markets, Japan in particular. In addition, the significant excise tax increases that were implemented in Greece and Turkey continued to weigh on our overall performance,” said Louis Camilleri, Chairman and Chief Executive Officer. “The notable highlight of the quarter was our continued strong cash flow performance allowing us to accelerate the implementation of our share repurchase program.”

“I should also highlight that the headline quarterly numbers masked continued progress in our underlying performance on several fronts, and in particular on our widespread market share gains, such that we are now pleased to raise our full year earnings guidance to a range of $3.90 to $3.95, up by approximately 20% to 22% compared to $3.24 in 2009.”

Conference Call

A conference call, hosted by Hermann Waldemer, Chief Financial Officer, with members of the investment community and news media, will be webcast at 9:00 a.m., Eastern Time, on October 21, 2010. Access is available at www.pmi.com.

Dividends and Share Repurchase Program

PMI increased its regular quarterly dividend during the quarter to $0.64, up 10.3% from $0.58, which represents an annualized rate of $2.56 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 39.0% from the initial annualized dividend rate of $1.84 per common share.

In April 2010, PMI completed its 2008-2010 share repurchase program of $13 billion and, in May 2010, initiated a new, three-year share repurchase program of $12 billion. During the quarter, PMI spent $1.1 billion to repurchase 20.7 million shares of its common stock, as shown in the table below.

2010 PMI Share Repurchases

	Value	Shares
	($ Mio.)	000
$13 billion, two-year program, completed in April 2010	2,074	41,120
$12 billion, three-year program, May-June 2010	765	16,609
$12 billion, three-year program, July-September 2010	1,100	20,725

Total	3,939	78,454

PMI announces the acceleration of an additional $1.0 billion in share repurchases in 2010 to an approximate total of $5 billion.

Since May 2008, when PMI began its first share repurchase program, the company has spent an aggregate total of $14.9 billion to repurchase 315 million shares.

2010 Full-Year Forecast

PMI increases and narrows its forecast for 2010 full-year reported diluted earnings per share to a range of $3.90 to $3.95, up by approximately 20% to 22% compared to $3.24 in 2009, driven by favorable currency at prevailing rates, an improved business performance and a lower tax rate. Excluding currency, reported diluted earnings per share are projected to increase by approximately 16% to 18%. This guidance includes $0.07 per share for the previously announced reversal of tax provisions, largely due to the completion of U.S. tax audits, and $0.01 per share for asset impairment and exit costs related to restructuring charges in Greece and Portugal. This guidance excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

THIRD-QUARTER CONSOLIDATED RESULTS

Management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and to allocate resources. In the following discussion, the term “net revenues” refers to net revenues, excluding excise taxes, unless otherwise stated. Management also reviews OCI, operating margins and EPS on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions or asset impairment and exit costs), EBITDA, free cash flow and net debt. Management believes it is appropriate to disclose these measures to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings provided with this release. Reconciliations of adjusted measures to corresponding GAAP measures are also provided with this release. References to total international cigarette market, total cigarette market, total market and market shares are PMI estimates based on latest available data from a number of sources. Comparisons are to the same prior-year period unless otherwise stated.

NET REVENUES

PMI Net Revenues ($ Millions)
	Third-Quarter				Nine Months Year-to-Date
	2010	2009	Change	Excl. Curr.	2010	2009	Change	Excl. Curr.
European Union	$2,139	$2,408	(11.2)%	(1.8)%	$6,618	$6,675	(0.9)%	(0.8)%
Eastern Europe, Middle East & Africa	1,896	1,830	3.6%	5.6%	5,531	4,922	12.4%	10.2%
Asia	1,833	1,651	11.0%	5.0%	5,829	4,814	21.1%	11.0%
Latin America & Canada	746	698	6.9%	3.2%	2,193	1,907	15.0%	7.1%

Total PMI	$6,614	$6,587	0.4%	2.5%	$20,171	$18,318	10.1%	6.1%

Net revenues of $6.6 billion were up by 0.4%, including unfavorable currency of $138 million due predominantly to the Euro. Excluding currency, net revenues increased by 2.5%, primarily driven by favorable pricing of $292 million across all business segments and acquisitions, partly offset by unfavorable volume/mix of $302 million. The favorable pricing variance was partly offset by the impact of a partial tax absorption in Egypt and Greece. Excluding currency and acquisitions, net revenues decreased by 0.2%, partly reflecting the payback of distributor inventory in Japan, built up in the second quarter of 2010 in anticipation of increased trade and consumer purchases ahead of the significant October 1, 2010, excise tax increase.

On a year-to-date basis, net revenues of $20.2 billion were up by 10.1%, including favorable currency of $734 million. Excluding currency, net revenues increased by 6.1%, primarily driven by favorable pricing of $1.1 billion across all business segments and the impact of acquisitions, partly offset by unfavorable volume/mix of $423 million.

OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)
	Third-Quarter				Nine Months Year-to-Date
	2010	2009	Change	Excl. Curr.	2010	2009	Change	Excl. Curr.
European Union	$1,113	$1,267	(12.2)%	(3.8)%	$3,280	$3,397	(3.4)%	(1.1)%
Eastern Europe, Middle East & Africa	856	761	12.5%	8.3%	2,412	1,982	21.7%	18.0%
Asia	690	653	5.7%	(6.4)%	2,259	1,933	16.9%	3.3%
Latin America & Canada	244	226	8.0%	1.3%	699	452	54.6%	39.4%

Total PMI	$2,903	$2,907	(0.1)%	(0.8)%	$8,650	$7,764	11.4%	7.2%

Operating income decreased in the quarter by 0.5% to $2.8 billion. Reported operating companies income in the quarter was essentially flat at $2.9 billion, including favorable currency of $20 million. Excluding currency, operating companies income was down by 0.8%, primarily due to unfavorable volume/mix, timing of costs, and the unfavorable impact of the aforementioned asset impairment and exit costs in Greece and Portugal related to factory restructuring, partly offset by higher pricing. Excluding currency and the favorable impact of acquisitions which contributed 1.5 percentage points of growth, operating companies income was down by 2.3%.

Adjusted operating companies income in the quarter, which excludes $20 million of factory restructuring costs in Greece and Portugal, grew by 0.5%, as shown in the table below and detailed on Schedule 11.

On a year-to-date basis, operating companies income, excluding currency, was up by 7.2%, primarily driven by higher pricing, partly offset by unfavorable volume/mix and higher costs. Excluding currency and the favorable impact of acquisitions which contributed approximately 1.2 percentage points of growth, operating companies income was up by 6.1%.

Adjusted operating companies income on a year-to-date basis grew by 9.7% as shown in the table below and detailed on Schedule 15.

PMI Operating Companies Income ($ Millions)
	Third-Quarter			Nine Months Year-to-Date
	2010	2009	Change	2010	2009	Change
Reported OCI	$2,903	$2,907	(0.1)%	$8,650	$7,764	11.4%
Colombian investment & cooperation agreement charge	0	0		0	(135)
Asset impairment & exit costs	(20)	(1)		(20)	(3)

Adjusted OCI	$2,923	$2,908	0.5%	$8,670	$7,902	9.7%
Adjusted OCI Margin*	44.2%	44.1%	0.1 p.p.	43.0%	43.1%	(0.1) p.p.

*Margins  are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

In the quarter, adjusted operating companies income margin, excluding the impact of currency, was down by 1.1 percentage points to 43.0%, as detailed on Schedule 11. Excluding currency and acquisitions, adjusted operating companies income margin was down by 0.6 percentage points to 43.5%.

On a year-to-date basis, adjusted operating companies income margin, excluding the impact of currency, was down by 0.2 percentage points to 42.9%, as detailed on Schedule 15. Excluding currency and acquisitions, which includes our business combination with Fortune Tobacco Corporation in the Philippines, adjusted operating companies income margin was up by 0.4 percentage points to 43.5%.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume by Segment (Million Units)
	Third-Quarter			Nine Months Year-to-Date
	2010	2009	Change	2010	2009	Change
European Union	58,264	61,047	(4.6)%	169,617	178,887	(5.2)%
Eastern Europe, Middle East & Africa	75,228	77,769	(3.3)%	217,265	222,097	(2.2)%
Asia	70,188	54,484	28.8%	211,588	169,231	25.0%
Latin America & Canada	25,532	25,978	(1.7)%	76,436	75,603	1.1%

Total PMI	229,212	219,278	4.5%	674,906	645,818	4.5%

In the quarter, PMI’s cigarette shipment volume of 229.2 billion units was up by 4.5%. In the EU, cigarette shipment volume decreased by 4.6%, predominantly due to lower total markets. In EEMA, cigarette shipment volume declined by 3.3%, primarily due to: Turkey, reflecting the continuing unfavorable impact of a significant excise tax increase in January 2010; and Ukraine, reflecting the unfavorable impact of inventory movements and tax-driven price increases in January and July, 2010; partly offset by increases in Russia and North Africa, mainly in Algeria. In Asia, PMI’s cigarette shipment volume increased by 28.8%, primarily reflecting growth in Indonesia, Korea and Pakistan, as well as the favorable impact of the PMFTC Inc. business combination in the Philippines of 16.2 billion units. This was partially offset by the timing of shipments in Japan, reflecting the payback of the distributor inventory build-up in the second quarter of 2010 in anticipation of increased trade and consumer purchases ahead of the October 1, 2010, tax increase. In Latin America & Canada, cigarette shipment volume decreased by 1.7%, due mainly to unfavorable trade inventory movements in Colombia following the tax-driven price increase in July and a decline in the tax-paid market. On an organic basis, which excludes acquisitions, PMI’s cigarette shipment volume was down by 2.9% in the quarter and by 1.6% year-to-date.

Total cigarette shipments of Marlboro of 75.9 billion units were down by 1.2% in the quarter, or by a moderate 0.8% on a year-to-date basis, due primarily to a decrease in the EU, mainly reflecting: a share decline in Germany, lower share in Greece, driven by excise tax and VAT-driven price increases, and unfavorable distributor inventory movements in Italy; a slight decrease in EEMA of 0.2%, primarily due to Turkey, partially offset by robust growth in North Africa; an essentially flat performance in Asia, led by growth in Korea and the Philippines, offset by Japan; and growth in Latin America and Canada of 0.8%, driven by Argentina, Colombia and Mexico.

Total cigarette shipments of L&M of 22.9 billion units were down by 2.0%, with shipment growth in the EU, primarily in Greece, and Asia, more than offset by EEMA, primarily due to declines in Russia, Turkey and Ukraine. Due mainly to double-digit declines in shipments in Spain and Ukraine, partially offset by growth in Germany, Poland and Russia, total cigarette shipments of Chesterfield of 9.3 billion units declined by 1.4%. Total cigarette shipments of Parliament of 9.1 billion units were down by 5.0%, due primarily to declines in Japan and Turkey, partially offset by growth in Korea and Russia. Total cigarette shipments of Lark of 6.7 billion units decreased by 10.2%, due primarily to declines in Japan, partially offset by growth in Turkey. Total cigarette shipments of Bond Street of 11.6 billion units increased by 2.5%, driven by double-digit growth in Russia, partly offset by Turkey and Ukraine.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, grew by 64.0%, benefitting from the acquisition of Swedish Match South Africa (Proprietary) Limited. Excluding acquisitions, shipment volume of OTP was down by 0.9%, primarily due to lower volume in Poland, reflecting the impact of the excise tax alignment of pipe tobacco to roll-your-own in the first quarter of 2009. Total shipment volume for cigarettes and OTP was up by 5.5%, or down by 2.8% excluding acquisitions. On a year-to-date basis, total shipment volume for cigarettes and OTP was up by 5.4% and down by 1.7% excluding acquisitions.

PMI’s market share performance in the quarter was stable, or registered growth, in a number of markets, including Argentina, Belgium, Egypt, France, Greece, Japan, Korea, Mexico, the Netherlands, the Philippines, Poland, Russia, Singapore, Spain, Switzerland and Ukraine.

EUROPEAN UNION REGION (EU)

In the EU, net revenues decreased by 11.2% to $2.1 billion, including unfavorable currency of $226 million. Excluding currency, net revenues declined by 1.8%, primarily reflecting higher pricing of $59 million, including the unfavorable impact in Greece due to a partial tax absorption, which was more than offset by $102 million of unfavorable volume/mix. The unfavorable volume/mix was primarily attributable to a lower total market and share in Germany, and lower total markets in the Czech Republic, Greece, Lithuania and Poland, partly offset by a higher total Regional market share and favorable distributor inventory movements. On a year-to-date basis, net revenues, excluding the impact of currency, declined by 0.8%.

Operating companies income decreased by 12.2% to $1.1 billion, due predominantly to unfavorable volume/mix of $80 million, unfavorable currency of $106 million and asset impairment and exit costs, partially offset by favorable pricing. Excluding the impact of currency, operating companies income declined by 3.8%, primarily reflecting favorable pricing more than offset by unfavorable volume/mix and the partial excise tax absorption in Greece. Adjusted operating companies income decreased by 10.6%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency, declined by 2.3%.

EU Operating Companies Income ($ Millions)
	Third-Quarter			Nine Months Year-to-Date
	2010	2009	Change	2010	2009	Change
Reported OCI	$1,113	$1,267	(12.2)%	$3,280	$3,397	(3.4)%
Asset impairment & exit costs	(20)	(1)		(20)	(3)

Adjusted OCI	$1,133	$1,268	(10.6)%	$3,300	$3,400	(2.9)%
Adjusted OCI Margin*	53.0%	52.7%	0.3 p.p.	49.9%	50.9%	(1.0) p.p.

*Margins  are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was down by 0.3 percentage points to 52.4%, as detailed on Schedule 11. On a year-to-date basis, excluding the impact of currency, adjusted operating companies income margin was up by 0.1 percentage points to 51.0%, as detailed on Schedule 15.

The total cigarette market in the EU declined by 5.5%, mainly reflecting a lower total market in Greece, Poland and Spain, principally due to the unfavorable impact of tax-driven price increases, and the impact of continued adverse economic conditions, particularly in Greece and Spain.

PMI’s cigarette shipment volume in the EU declined by 4.6%, primarily reflecting the impact of the lower total market as described above, partly offset by favorable distributor inventory movements and higher share. Shipment volume of Marlboro decreased by 3.4%, mainly due to the lower total market and lower share in Germany and Greece. Shipment volume of L&M increased by 4.0%, driven by share growth primarily in Germany and Greece.

PMI’s market share in the EU was up by 0.2 share points to 39.1% as gains, primarily in Poland, the Netherlands and Spain, were partially offset by share declines, mainly in the Czech Republic and Portugal. Marlboro’s share in the EU was up by 0.2 share points to 18.4%, its highest level since the second quarter of 2009, reflecting a higher share in Poland and Spain, partially offset by lower share in Germany and Greece. L&M’s market share in the EU grew by 0.6 points to 6.3%, its highest quarterly performance since the company’s spin-off in 2008, primarily driven by gains in Germany, Greece, where it was the fastest-growing brand, Poland and Slovakia.

EU Key Market Commentaries

In the Czech Republic, the total cigarette market was down by 5.1%, reflecting the impact of tax-driven price increases implemented in April 2010. On a year-to-date basis, the total cigarette market was down by 1.6%. PMI’s shipments were down by 10.0% in the quarter. Market share was down by 2.7 points to 47.8%, mainly reflecting share declines for lower-margin local brands, partially offset by a higher share for Marlboro, up by 0.4 points to 7.0%, its highest level since the end of 2008, and for L&M, up by 0.3 points to 7.6%.

In France, the total cigarette market was up by 1.2% in the quarter and down by a moderate 0.3% on a year-to-date basis. PMI’s shipments were down by 1.9% in the quarter, reflecting the unfavorable impact of distributor inventory movements. Market share was essentially flat at 40.0%, and whilst Marlboro’s share declined by 0.5 points to 25.7%, it was more than offset by a higher share for the premium Philip Morris brand, up by 0.8 points to 7.7%.

In Germany, the total cigarette market was down by 2.5%, in line with its year-to-date performance. PMI’s shipments were down by 3.4%, due primarily to the lower total market and a lower share of 34.9%, down by 0.4 share points. Marlboro’s share decreased by 0.7 share points to 21.1%, reflecting the impact of continued price sensitivity among adult consumers. L&M, the fastest-growing brand in Germany on a year-to-date basis, continued its strong performance during the quarter, gaining 0.9 share points to reach 9.2%.

In Italy, the total cigarette market was down by 1.2%. On a year-to-date basis, the total cigarette market was down by 2.2%. PMI’s shipments were down by 5.2% in the quarter, unfavorably impacted by distributor inventory movements. Despite a market share decline of 0.4 points to 54.1%, share was unchanged compared to the full year 2009 and the first half of 2010. Assisted by the June 2010 launch of Marlboro Core Flavor, Marlboro’s share increased by 0.1 point to 23.2%.

In Poland, the total cigarette market was down by 11.3%, reflecting the impact of tax-driven price increases in January 2010, as well as an unfavorable comparison with the same quarter last year which was impacted by trade inventory movements. On a year-to-date basis, the total cigarette market was down by 3.9%. Although PMI’s shipments were down by 7.5% in the quarter, market share was up by 1.5 points to 37.6%, primarily reflecting higher Marlboro share, up by 1.5 share points to 11.0%, its highest quarterly level since the spin-off of PMI in March 2008.

In Spain, the total cigarette market was down by 13.5%, largely due to the adverse economic environment, the impact of the price increase in January 2010 and a June 2010 VAT-driven price increase of €0.25 per pack. On a year-to-date basis, the total cigarette market was down by 10.9%. PMI’s shipments were essentially flat in the quarter, reflecting favorable distributor inventory movements. PMI’s market share was up by 0.6 points to 32.7%, mainly reflecting a higher Marlboro share, up by 1.0 share point to 16.3%.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

In EEMA, net revenues increased by 3.6% to $1.9 billion, despite unfavorable currency of $37 million. Excluding the impact of currency, net revenues increased by 5.6%, primarily driven by favorable pricing of $111 million which more than offset unfavorable volume/mix of $37 million. Excluding the impact of currency and acquisitions, net revenues grew by 4.0%. On a year-to-date basis, net revenues, excluding the impact of currency and acquisitions, grew by 8.6%.

Operating companies income increased by 12.5% to $856 million, including favorable currency of $32 million. Excluding the impact of currency, operating companies income increased by 8.3%, primarily reflecting favorable pricing that more than offset unfavorable volume/mix. Excluding the impact of currency and acquisitions, operating companies income was up by 7.1%. Adjusted operating companies income increased by 12.5% as shown in the table below and detailed on Schedule 11.

EEMA Operating Companies Income ($ Millions)
	Third-Quarter			Nine Months Year-to-Date
	2010	2009	Change	2010	2009	Change
Reported OCI	$856	$761	12.5%	$2,412	$1,982	21.7%
Asset impairment & exit costs	0	0		0	0

Adjusted OCI	$856	$761	12.5%	$2,412	$1,982	21.7%
Adjusted OCI Margin*	45.1%	41.6%	3.5 p.p.	43.6%	40.3%	3.3 p.p.

*Margins  are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was up by 1.0 percentage point to 42.6%, as detailed on Schedule 11. On a year-to-date basis, excluding the impact of currency, adjusted operating companies income margin was up by 2.8 percentage points to 43.1%, as detailed on Schedule 15.

PMI’s cigarette shipment volume decreased by 3.3%, principally due to Turkey, driven by the significant tax-driven price increase of January, 2010, and Ukraine, due to the unfavorable impacts of trade inventory movements and the excise tax-driven price increase on July 1, 2010, partly offset by growth in Russia and North Africa, principally Algeria. Shipment volume of Marlboro was down slightly by 0.2%, principally due to declines in Turkey and Ukraine, partly offset by strong growth in the Middle East and North Africa, notably Algeria.

EEMA Key Market Commentaries

In Russia, PMI’s record quarterly shipment volume increased by 1.4%. On a year-to-date basis, PMI’s shipment volume was up by 2.6%. Whilst shipment volume of PMI’s premium portfolio was down by 2.8% in the quarter, primarily due to a decline in Marlboro of 6.4%, this represented the lowest rate of segment decline since the fourth quarter of 2008. In the mid-price segment, shipment volume of Chesterfield was up by 7.9%. In the low price segment, shipment volume of Bond Street, Next and Optima was up by 17.0%, 5.4% and 0.5%, respectively. PMI’s market share of 25.6%, as measured by A.C. Nielsen, was flat. Market share for Parliament, in the above premium segment, was unchanged; Marlboro, in the premium segment, was down by 0.3 share points; Chesterfield in the mid-price segment was up by 0.2 share points; and Bond Street in the low price segment was up by 1.1 share points. PMI’s year-to-date market share was 25.6%, up by 0.3 share points.

In Turkey, the total cigarette market declined by an estimated 6.0%, primarily due to the steep January 2010 excise tax increase. PMI’s shipment volume declined by 7.5%. PMI’s market share, as measured by A.C. Nielsen, declined by 1.4 points to 41.8%, due to Parliament, down by 1.2 share points, Marlboro, down by 1.6 share points, and L&M, down by 1.6 share points, partially offset by Lark, up by 3.1 share points. Compared to the first and second quarters of 2010, PMI’s market share was up.

In Ukraine, PMI’s shipment volume decreased by 27.0%, reflecting unfavorable trade inventory movements and the impact of an excise tax-driven price increase on July 1, 2010. PMI’s market share, as measured by A.C. Nielsen, was essentially flat at 35.3%, with share gains for premium Marlboro and mid-price Chesterfield, offset by lower share for mid-price L&M and brands in the low price segment. PMI’s year-to-date market share was 35.8%, up slightly by 0.1 share point.

ASIA REGION

In Asia, net revenues increased by 11.0% to $1.8 billion, including favorable currency of $99 million. Excluding the impact of currency, net revenues increased by 5.0%, reflecting the favorable impact of the new business combination in the Philippines, and pricing of $73 million, primarily in Australia and Indonesia, partly offset by unfavorable volume/mix of $136 million, mainly due to the inventory payback in Japan from the second quarter of 2010. Excluding the impact of currency and the favorable impact of the new business combination in the Philippines, net revenues decreased by 3.8%. On a year-to-date basis, net revenues, excluding the impact of currency and the new business combination, grew by 3.2%.

Operating companies income grew by 5.7% to reach $690 million. Excluding the impact of currency, operating companies income decreased by 6.4%, mainly due to the aforementioned inventory payback in Japan and investment in marketing and infrastructure in the Region. Excluding the impact of currency and the favorable impact of the new business combination in the Philippines, operating companies income declined by 11.9% and, on a year-to-date basis, was flat. Adjusted operating companies income in the quarter increased by 5.7% as shown in the table below and detailed on Schedule 11.

Asia Operating Companies Income ($ Millions)
	Third-Quarter			Nine Months Year-to-Date
	2010	2009	Change	2010	2009	Change
Reported OCI	$690	$653	5.7%	$2,259	$1,933	16.9%
Asset impairment & exit costs	0	0		0	0

Adjusted OCI	$690	$653	5.7%	$2,259	$1,933	16.9%
Adjusted OCI Margin*	37.6%	39.6%	(2.0) p.p.	38.8%	40.2%	(1.4) p.p.

*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin declined by 4.4 percentage points to 35.2%, as detailed on Schedule 11. Excluding currency and the impact of the new business combination in the Philippines, adjusted operating companies income margin was down by 3.4 percentage points to 36.2%, as detailed on Schedule 11, mainly reflecting the impact of the aforementioned inventory payback in Japan. On a year-to-date basis, excluding the impact of currency and the impact of lower margin volume from the new business combination in the Philippines, adjusted operating companies income margin was down by 1.3 percentage points to 38.9%, as detailed on Schedule 15.

PMI’s cigarette shipment volume increased 28.8%, mainly due to: 16.2 billion units from the new business combination in the Philippines, and growth in Indonesia, Korea and Pakistan, partially offset by a decline in Japan, reflecting the payback of distributor inventory build-up in the second quarter of 2010 in anticipation of increased trade and consumer purchases ahead of the significant October 1, 2010, tax increase. Shipment volume of Marlboro was essentially flat, due to strong growth in Korea and the Philippines, offset by the aforementioned inventory payback in Japan.

Asia Key Market Commentaries

In Indonesia, the total cigarette market was up by an estimated 3.9%. PMI’s shipment volume increased by 3.1%. Market share was down by 0.2 points to 29.0%, mainly due to temporary price sensitivity as premium priced A Mild transitioned through key retail price points, partially offset by growth from mid-price U Mild.

In Japan, the total cigarette market increased by 27.3%, reflecting trade inventory movements in anticipation of consumer purchases ahead of the announced October 1, 2010, tax-driven price increase. PMI’s shipment volume was down by 24.4%, due to the payback of distributor inventory build-up in the second quarter of 2010. PMI’s market share of 24.0% was essentially flat. Marlboro’s share increased to a record 11.0%, up by 0.4 points, supported by the February and July 2010 national roll-out of Marlboro Black Gold and Marlboro Ice Blast. Market share of Lark was down by 0.2 points to 6.4% and the Philip Morris brand was unchanged at 2.3%.

In Korea, PMI’s shipment volume increased by 9.7%, driven by market share increases. PMI’s market share reached 17.0%, up by a strong 2.4 points, driven by Marlboro and Parliament, up by 0.9 and 1.2 share points, respectively, and Virginia Slims, up by 0.3 share points.

On February 25, 2010, Philip Morris Philippines Manufacturing Inc. combined with Fortune Tobacco Corporation to form a new company called PMFTC Inc. As a result of this business combination, PMI’s shipments were up by over 100% in the third quarter of 2010, and market share was an estimated 93.4%, up by 0.6 points compared to the prior quarter. Excluding the favorable impact of this new business combination of 16.2 billion units, cigarette shipments of PMI brands increased by 8.7%, fueled by the growth of Marlboro and the Philip Morris brand.

LATIN AMERICA & CANADA REGION

In Latin America & Canada, net revenues increased by 6.9% to $746 million, including favorable currency of $26 million. Excluding the impact of currency, net revenues increased by 3.2%, reflecting favorable pricing of $49 million, primarily in Argentina, Brazil and Canada, more than offsetting unfavorable volume/mix of $27 million.

Operating companies income increased by 8.0% to $244 million. Excluding the impact of currency, operating companies income increased by 1.3%, primarily reflecting favorable pricing that offset unfavorable volume/mix. Excluding the impact of currency and acquisitions, operating companies income was up by 2.2%. Adjusted operating companies income grew by 8.0% as shown in the table below and detailed on Schedule 11.

Latin America & Canada Operating Companies Income ($ Millions)
	Third-Quarter			Nine Months Year-to-Date
	2010	2009	Change	2010	2009	Change
Reported OCI	$244	$226	8.0%	$699	$452	54.6%
Colombian investment & cooperation agreement charge	0	0		0	(135)
Asset impairment & exit costs	0	0		0	0

Adjusted OCI	$244	$226	8.0%	$699	$587	19.1%
Adjusted OCI Margin*	32.7%	32.4%	0.3 p.p.	31.9%	30.8%	1.1 p.p.

*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin declined by 0.6 percentage points to 31.8%, as detailed on Schedule 11. Excluding currency and acquisitions, adjusted operating companies income margin was down by 0.3 percentage points to 32.1%, as detailed on Schedule 11. On a year-to-date basis, excluding the impact of currency and acquisitions, adjusted operating companies income margin was up by 0.2 percentage points to 31.0%, as detailed on Schedule 15.

PMI’s cigarette shipment volume declined by 1.7%, driven mainly by declines in Brazil and Colombia, partly offset by growth in Argentina, Canada and Mexico. Shipment volume of Marlboro grew by 0.8%, mainly due to growth in Mexico.

Latin America & Canada Key Market Commentaries

In Argentina, the total cigarette market was slightly down by 0.3%. PMI’s cigarette shipment volume increased by 2.0%, and market share increased by 1.8 points to a record 75.1%, fueled by Marlboro, up by 0.4 share points to 23.9%, and the Philip Morris brand, up by a robust 1.9 share points to 38.3%.

In Canada, the total tax-paid cigarette market was up by 4.2%, mainly reflecting government enforcement measures to reduce contraband sales since mid-2009. Although PMI’s cigarette shipment volume increased by 1.5%, market share declined by 0.9 points to 33.0%, with gains from premium price Belmont, up by 0.1 share point, and low price brands Next and Quebec Classique, up by 3.1 and 0.8 share points, respectively. These were offset by mid-price Number 7 and Canadian Classics, and low-price Accord, down by 1.2, 1.5 and 1.2 share points, respectively.

In Mexico, the total cigarette market was down by 0.6%. PMI’s cigarette shipment volume increased by 1.2%, and market share grew by 1.2 points to 70.6%, fueled by Marlboro, up by 1.3 share points to 49.7%.

Philip Morris International Inc. Profile

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 brands, including Marlboro, the number one cigarette brand worldwide. PMI’s products are sold in approximately 160 countries. In 2009, the company held an estimated 15.4% share of the total international cigarette market outside of the U.S., or 26.0% excluding the People’s Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of foreign economies and local economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with the company’s understanding of applicable law.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2010. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

###

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended September 30,

($ in millions, except per share data)

(Unaudited)

	2010	2009	% Change
Net revenues	$16,936	$16,573	2.2%
Cost of sales	2,290	2,320	(1.3)%
Excise taxes on products (1)	10,322	9,986	3.4%

Gross profit	4,324	4,267	1.3%
Marketing, administration and research costs	1,401	1,359
Asset impairment and exit costs	20	1

Operating companies income	2,903	2,907	(0.1)%
Amortization of intangibles	22	18
General corporate expenses	45	39

Operating income	2,836	2,850	(0.5)%
Interest expense, net	214	221

Earnings before income taxes	2,622	2,629	(0.3)%
Provision for income taxes	730	775	(5.8)%

Net earnings	1,892	1,854	2.0%
Net earnings attributable to noncontrolling interests	70	56

Net earnings attributable to PMI	$1,822	$1,798	1.3%

Per share data:(2)
Basic earnings per share	$0.99	$0.93	6.5%

Diluted earnings per share	$0.99	$0.93	6.5%

(1)	The segment detail of excise taxes on products sold for the quarters ended September 30, 2010 and 2009 is shown on Schedule 2.
(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended September 30, 2010 and 2009 are shown on Schedule 4, Footnote 1.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2010	Net Revenues (1)	$7,045	$4,184	$3,629	$2,078	$16,936
	Excise Taxes on Products	(4,906)	(2,288)	(1,796)	(1,332)	(10,322)

	Net Revenues excluding Excise Taxes	2,139	1,896	1,833	746	6,614

2009	Net Revenues	$7,783	$3,722	$3,170	$1,898	$16,573
	Excise Taxes on Products	(5,375)	(1,892)	(1,519)	(1,200)	(9,986)

	Net Revenues excluding Excise Taxes	2,408	1,830	1,651	698	6,587

Variance	Currency	(226)	(37)	99	26	(138)
	Acquisitions	-	29	146	-	175
	Operations	(43)	74	(63)	22	(10)

	Variance Total	(269)	66	182	48	27
	Variance Total (%)	(11.2)%	3.6%	11.0%	6.9%	0.4%

	Variance excluding Currency	(43)	103	83	22	165
	Variance excluding Currency (%)	(1.8)%	5.6%	5.0%	3.2%	2.5%

	Variance excluding Currency & Acquisitions	(43)	74	(63)	22	(10)
	Variance excluding Currency & Acquisitions (%)	(1.8)%	4.0%	(3.8)%	3.2%	(0.2)%

(1)	2010 Currency increased (decreased) net revenues as follows:

European Union	$(728)
EEMA	(116)
Asia	219
Latin America & Canada	63

$(562)

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2010	$1,113	$856	$690	$244	$2,903
2009	1,267	761	653	226	2,907
% Change	(12.2)%	12.5%	5.7%	8.0%	(0.1)%

Reconciliation:
For the quarter ended September 30, 2009	$1,267	$761	$653	$226	$2,907
Asset impairment and exit costs - 2010	(20)	-	-	-	(20)
Asset impairment and exit costs - 2009	1	-	-	-	1

Acquired businesses	-	9	36	(2)	43
Currency	(106)	32	79	15	20
Operations	(29)	54	(78)	5	(48)

For the quarter ended September 30, 2010	$1,113	$856	$690	$244	$2,903

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Quarters Ended September 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2010 Net Earnings Attributable to PMI	$1,822	$0.99	(1)
2009 Net Earnings Attributable to PMI	$1,798	$0.93	(1)
% Change	1.3%	6.5%

Reconciliation:
2009 Net Earnings Attributable to PMI	$1,798	$0.93	(1)

Special Items:
2010 Asset impairment and exit costs	(13)	(0.01)
2009 Asset impairment and exit costs	1	-
Currency	30	0.02
Interest	1	-
Change in tax rate	41	0.02
Impact of lower shares outstanding and share-based payments	2	0.05
Operations	(38)	(0.02)

2010 Net Earnings Attributable to PMI	$1,822	$0.99	(1)

(1)	Basic and diluted EPS were calculated using the following (in millions):

	Q3 2010	Q3 2009
Net earnings attributable to PMI	$1,822	$1,798
Less distributed and undistributed earnings attributable to share-based payment awards	8	6

Net earnings for basic and diluted EPS	$1,814	$1,792

Weighted-average shares for basic EPS	1,828	1,927
Plus incremental shares from assumed conversions:
Stock Options	2	7

Weighted-average shares for diluted EPS	1,830	1,934

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Nine Months Ended September 30,

($ in millions, except per share data)

(Unaudited)

	2010	2009	% Change
Net revenues	$49,906	$45,072	10.7%
Cost of sales	7,212	6,476	11.4%
Excise taxes on products (1)	29,735	26,754	11.1%

Gross profit	12,959	11,842	9.4%
Marketing, administration and research costs	4,289	4,075
Asset impairment and exit costs	20	3

Operating companies income	8,650	7,764	11.4%
Amortization of intangibles	65	54
General corporate expenses	128	111

Operating income	8,457	7,599	11.3%
Interest expense, net	660	572

Earnings before income taxes	7,797	7,027	11.0%
Provision for income taxes	2,109	2,059	2.4%

Net earnings	5,688	4,968	14.5%
Net earnings attributable to noncontrolling interests	181	148

Net earnings attributable to PMI	$5,507	$4,820	14.3%

Per share data: (2)
Basic earnings per share	$2.96	$2.45	20.8%

Diluted earnings per share	$2.96	$2.44	21.3%

(1)	The segment detail of excise taxes on products sold for the nine months ended September 30, 2010 and 2009 is shown on Schedule 6.

(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the nine months ended September 30, 2010 and 2009 are shown on Schedule 8, Footnote 1.

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2010	Net Revenues (1)	$21,053	$11,665	$11,094	$6,094	$49,906
	Excise Taxes on Products	(14,435)	(6,134)	(5,265)	(3,901)	(29,735)

	Net Revenues excluding Excise Taxes	6,618	5,531	5,829	2,193	20,171

2009	Net Revenues	$20,988	$9,953	$8,974	$5,157	$45,072
	Excise Taxes on Products	(14,313)	(5,031)	(4,160)	(3,250)	(26,754)

	Net Revenues excluding Excise Taxes	6,675	4,922	4,814	1,907	18,318

Variance	Currency	(6)	105	484	151	734
	Acquisitions	3	80	377	-	460
	Operations	(54)	424	154	135	659

	Variance Total	(57)	609	1,015	286	1,853
	Variance Total (%)	(0.9)%	12.4%	21.1%	15.0%	10.1%

	Variance excluding Currency	(51)	504	531	135	1,119
	Variance excluding Currency (%)	(0.8)%	10.2%	11.0%	7.1%	6.1%

	Variance excluding Currency & Acquisitions	(54)	424	154	135	659
	Variance excluding Currency & Acquisitions (%)	(0.8)%	8.6%	3.2%	7.1%	3.6%

(1)	2010 Currency increased net revenues as follows:

European Union	$28
EEMA	235
Asia	1,159
Latin America & Canada	374

$1,796

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2010	$3,280	$2,412	$2,259	$699	$8,650
2009	3,397	1,982	1,933	452	7,764
% Change	(3.4)%	21.7%	16.9%	54.6%	11.4%

Reconciliation:
For the nine months ended September 30, 2009	$3,397	$1,982	$1,933	$452	$7,764

Asset impairment and exit costs - 2010	(20)	-	-	-	(20)
Asset impairment and exit costs - 2009	3	-	-	-	3
Colombian investment and cooperation agreement charge - 2009	-	-	-	135	135

Acquired businesses	2	28	63	(2)	91
Currency	(81)	74	263	69	325
Operations	(21)	328	-	45	352

For the nine months ended September 30, 2010	$3,280	$2,412	$2,259	$699	$8,650

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Nine Months Ended September 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2010 Net Earnings Attributable to PMI	$5,507	$2.96	(1)
2009 Net Earnings Attributable to PMI	$4,820	$2.44	(1)
% Change	14.3%	21.3%

Reconciliation:
2009 Net Earnings Attributable to PMI	$4,820	$2.44	(1)

Special Items:
2010 Asset impairment and exit costs	(13)	(0.01)
2010 Tax items	121	0.07
2009 Asset impairment and exit costs	2	-
2009 Colombian investment and cooperation agreement charge	93	0.04
Currency	217	0.11
Interest	(59)	(0.03)
Change in tax rate	54	0.03
Impact of lower shares outstanding and share-based payments	8	0.18
Operations	264	0.13

2010 Net Earnings Attributable to PMI	$5,507	$2.96	(1)

(1)	Basic and diluted EPS were calculated using the following (in millions):

	YTD September 2010	YTD September 2009
Net earnings attributable to PMI	$5,507	$4,820
Less distributed and undistributed earnings attributable to share-based payment awards	25	17

Net earnings for basic and diluted EPS	$5,482	$4,803

Weighted-average shares for basic EPS	1,849	1,958
Plus incremental shares from assumed conversions:
Stock Options	3	7

Weighted-average shares for diluted EPS	1,852	1,965

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

($ in millions, except ratios)

(Unaudited)

	September 30, 2010		December 31, 2009
Assets
Cash and cash equivalents	$3,507		$1,540
All other current assets	11,975		13,142
Property, plant and equipment, net	6,587		6,390
Goodwill	10,195		9,112
Other intangible assets, net	3,868		3,546
Other assets	747		822

Total assets	$36,879		$34,552

Liabilities and Stockholders’ Equity
Short-term borrowings	$2,416		$1,662
Current portion of long-term debt	1,436		82
All other current liabilities	9,861		9,434
Long-term debt	13,595		13,672
Deferred income taxes	1,892		1,688
Other long-term liabilities	1,557		1,869

Total liabilities	30,757		28,407

Redeemable noncontrolling interests	1,199		-

Total PMI stockholders’ equity	4,532		5,716
Noncontrolling interests	391		429

Total stockholders’ equity	4,923		6,145

Total liabilities and stockholders’ equity	$36,879		$34,552

Total debt	$17,447		$15,416
Total debt to EBITDA	1.48	(1)	1.42	(1)
Net debt to EBITDA	1.18	(1)	1.27	(1)

(1)	For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

Schedule 10

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

2010									2009			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions		Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$7,045	$4,906	$2,139	$(226)	$2,365	$-		$2,365	European Union	$7,783	$5,375	$2,408	(11.2)%	(1.8)%	(1.8)%
4,184	2,288	1,896	(37)	1,933	29		1,904	EEMA	3,722	1,892	1,830	3.6%	5.6%	4.0%
3,629	1,796	1,833	99	1,734	146	(1)	1,588	Asia	3,170	1,519	1,651	11.0%	5.0%	(3.8)%
2,078	1,332	746	26	720	-		720	Latin America & Canada	1,898	1,200	698	6.9%	3.2%	3.2%

$16,936	$10,322	$6,614	$(138)	$6,752	$175		$6,577	PMI Total	$16,573	$9,986	$6,587	0.4%	2.5%	(0.2)%

2010											2009	% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions		Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$1,113			$(106)	$1,219	$-		$1,219	European Union			$1,267	(12.2)%	(3.8)%	(3.8)%
856			32	824	9		815	EEMA			761	12.5%	8.3%	7.1%
690			79	611	36	(1)	575	Asia			653	5.7%	(6.4)%	(11.9)%
244			15	229	(2)		231	Latin America & Canada			226	8.0%	1.3%	2.2%

$2,903			$20	$2,883	$43		$2,840	PMI Total			$2,907	(0.1)%	(0.8)%	(2.3)%

(1)	Represents the business combination in the Philippines.

Schedule 11

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

2010									2009			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions		Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$1,113	$(20)	$1,133	$(106)	$1,239	$-		$1,239	European Union	$1,267	$(1)	$1,268	(10.6)%	(2.3)%	(2.3)%
856	-	856	32	824	9		815	EEMA	761	-	761	12.5%	8.3%	7.1%
690	-	690	79	611	36	(1)	575	Asia	653	-	653	5.7%	(6.4)%	(11.9)%
244	-	244	15	229	(2)		231	Latin America & Canada	226	-	226	8.0%	1.3%	2.2%

$2,903	$(20)	$2,923	$20	$2,903	$43		$2,860	PMI Total	$2,907	$(1)	$2,908	0.5%	(0.2)%	(1.7)%

2010									2009			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(2)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(2)		Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(2)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$1,239	$2,365	52.4%		$1,239	$2,365		52.4%	European Union	$1,268	$2,408	52.7%		(0.3)	(0.3)
824	1,933	42.6%		815	1,904		42.8%	EEMA	761	1,830	41.6%		1.0	1.2
611	1,734	35.2%		575	1,588		36.2%	Asia	653	1,651	39.6%		(4.4)	(3.4)
229	720	31.8%		231	720		32.1%	Latin America & Canada	226	698	32.4%		(0.6)	(0.3)

$2,903	$6,752	43.0%		$2,860	$6,577		43.5%	PMI Total	$2,908	$6,587	44.1%		(1.1)	(0.6)

(1)	Represents the business combination in the Philippines.
(2)	For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 10.

Schedule 12

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency

For the Quarters Ended September 30,

(Unaudited)

	2010	2009	% Change
Reported Diluted EPS	$0.99	$0.93	6.5%

Adjustments:
Asset impairment and exit costs	0.01	-

Adjusted Diluted EPS	$1.00	$0.93	7.5%

Less:
Currency Impact	0.02

Adjusted Diluted EPS, excluding Currency	$0.98	$0.93	5.4%

Schedule 13

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency

For the Quarters Ended September 30,

(Unaudited)

	2010	2009	% Change
Reported Diluted EPS	$0.99	$0.93	6.5%

Less:
Currency Impact	0.02

Reported Diluted EPS, excluding Currency	$0.97	$0.93	4.3%

Schedule 14

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

2010									2009			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions		Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$21,053	$14,435	$6,618	$(6)	$6,624	$3		$6,621	European Union	$20,988	$14,313	$6,675	(0.9)%	(0.8)%	(0.8)%
11,665	6,134	5,531	105	5,426	80		5,346	EEMA	9,953	5,031	4,922	12.4%	10.2%	8.6%
11,094	5,265	5,829	484	5,345	377	(1)	4,968	Asia	8,974	4,160	4,814	21.1%	11.0%	3.2%
6,094	3,901	2,193	151	2,042	-		2,042	Latin America & Canada	5,157	3,250	1,907	15.0%	7.1%	7.1%

$49,906	$29,735	$20,171	$734	$19,437	$460		$18,977	PMI Total	$45,072	$26,754	$18,318	10.1%	6.1%	3.6%

2010									2009			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions		Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$3,280			$(81)	$3,361	$2		$3,359	European Union			$3,397	(3.4)%	(1.1)%	(1.1)%
2,412			74	2,338	28		2,310	EEMA			1,982	21.7%	18.0%	16.5%
2,259			263	1,996	63	(1)	1,933	Asia			1,933	16.9%	3.3%	-
699			69	630	(2)		632	Latin America & Canada			452	54.6%	39.4%	39.8%

$8,650			$325	$8,325	$91		$8,234	PMI Total			$7,764	11.4%	7.2%	6.1%

(1)	Represents the business combination in the Philippines.

Schedule 15

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

2010									2009				% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions		Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment / Exit Costs & Other		Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$3,280	$(20)	$3,300	$(81)	$3,381	$2		$3,379	European Union	$3,397	$(3)		$3,400	(2.9)%	(0.6)%	(0.6)%
2,412	-	2,412	74	2,338	28		2,310	EEMA	1,982	-		1,982	21.7%	18.0%	16.5%
2,259	-	2,259	263	1,996	63	(1)	1,933	Asia	1,933	-		1,933	16.9%	3.3%	-
699	-	699	69	630	(2)		632	Latin America & Canada	452	(135	)(2)	587	19.1%	7.3%	7.7%

$8,650	$(20)	$8,670	$325	$8,345	$91		$8,254	PMI Total	$7,764	$(138)		$7,902	9.7%	5.6%	4.5%

2010									2009					% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(3)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(3)		Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(3)		Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$3,381	$6,624	51.0%		$3,379	$6,621		51.0%	European Union	$3,400	$6,675		50.9%		0.1	0.1
2,338	5,426	43.1%		2,310	5,346		43.2%	EEMA	1,982	4,922		40.3%		2.8	2.9
1,996	5,345	37.3%		1,933	4,968		38.9%	Asia	1,933	4,814		40.2%		(2.9)	(1.3)
630	2,042	30.9%		632	2,042		31.0%	Latin America & Canada	587	1,907		30.8%		0.1	0.2

$8,345	$19,437	42.9%		$8,254	$18,977		43.5%	PMI Total	$7,902	$18,318		43.1%		(0.2)	0.4

(1)	Represents the business combination in the Philippines.
(2)	Represents the 2009 Colombian investment and cooperation agreement charge.
(3)	For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 14.

Schedule 16

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency

For the Nine Months Ended September 30,

(Unaudited)

	2010	2009	% Change
Reported Diluted EPS	$2.96	$2.44	21.3%

Adjustments:
Colombian investment and cooperation agreement charge	-	0.04
Tax items	(0.07)	-
Asset impairment and exit costs	0.01	-

Adjusted Diluted EPS	$2.90	$2.48	16.9%

Less:
Currency Impact	0.11

Adjusted Diluted EPS, excluding Currency	$2.79	$2.48	12.5%

Schedule 17

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency

For the Nine Months Ended September 30,

(Unaudited)

	2010	2009	% Change
Reported Diluted EPS	$2.96	$2.44	21.3%

Less:
Currency Impact	0.11

Reported Diluted EPS, excluding Currency	$2.85	$2.44	16.8%

Schedule 18

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios

($ in millions, except ratios)

(Unaudited)

	September 30, 2010			For the Year Ended December 31, 2009
	October ~ December 2009	January ~ September 2010	12 months rolling
Earnings before income taxes	$2,216	$7,797	$10,013	$9,243
Interest expense, net	225	660	885	797
Depreciation and amortization	246	677	923	853

EBITDA	$2,687	$9,134	$11,821	$10,893

			September 30, 2010	December 31, 2009
Short-term borrowings			$2,416	$1,662
Current portion of long-term debt			1,436	82
Long-term debt			13,595	13,672

Total Debt			$17,447	$15,416
Less: Cash and cash equivalents			3,507	1,540

Net Debt			$13,940	$13,876

Ratios
Total Debt to EBITDA			1.48	1.42

Net Debt to EBITDA			1.18	1.27

Schedule 19

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency

Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency

For the Quarters and Nine Months Ended September 30,

($ in millions)

(Unaudited)

	For the Quarters Ended September 30,			For the Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
Net cash provided by operating activities(a)	$2,417	$1,846	30.9%	$7,856	$6,419	22.4%

Less:
Capital expenditures	164	160		483	483

Free cash flow	$2,253	$1,686	33.6%	$7,373	$5,936	24.2%

Less:
Currency impact	(232)			(8)

Free cash flow, excluding Currency	$2,485	$1,686	47.4%	$7,381	$5,936	24.3%

	For the Quarters Ended September 30,			For the Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
Net cash provided by operating activities(a)	$2,417	$1,846	30.9%	$7,856	$6,419	22.4%

Less:
Currency impact	(234)			18

Net cash provided by operating activities, excluding Currency	$2,651	$1,846	43.6%	$7,838	$6,419	22.1%

(a)	Operating cash flow.